Exhibit 99.1

Yum China Reports Third Quarter 2025 Results

Strong Operating Profit, Up 8% YoY to $400 million

Powered by Same-Store Sales Growth, Accelerated New Store Openings and Margin Expansion

Achieved 11 Consecutive Quarters of Same-Store Transaction Growth

On Track to Return Approximately $1.5 billion to Shareholders in 2025

Shanghai, China (November 4, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the third quarter ended September 30, 2025.

Third Quarter Highlights

•
Total system sales grew 4% year over year (“YoY”), excluding foreign currency translation (“F/X”). The growth was primarily attributable to 4% of net new unit contribution and 1% same-store sales growth.
•
Same-store sales grew 1% YoY. Same-store transactions grew 4% YoY, the eleventh consecutive quarter of growth.
•
Total revenues increased 4% YoY to $3.2 billion, also a 4% increase excluding F/X.
•
Opened 536 net new stores in the quarter and 1,119 in the first nine months, of which 32% and 29% were opened by franchisees, respectively.
•
Total store count reached 17,514 as of September 30, 2025, including 12,640 KFC stores and 4,022 Pizza Hut stores.
•
Operating profit grew 8% YoY to $400 million. Core operating profit grew 8% YoY.
•
OP margin was 12.5%, an increase of 40 basis points YoY, supported by restaurant margin expansion.
•
Restaurant margin was 17.3%, an increase of 30 basis points YoY, driven primarily by savings in Food and Paper cost and Occupancy and Other Operating expenses.
•
Diluted EPS decreased 1% YoY to $0.76, also down 1% excluding F/X, but would have increased 11% YoY excluding the negative impact of $0.09 from the mark-to-market equity investments in the 2025 and 2024 third quarters and F/X.
•
Returned $414 million to shareholders in the third quarter through $326 million in share repurchases and $88 million in cash dividends. In the first nine months of 2025, the Company returned $950 million to shareholders.
•
Delivery sales grew 32% YoY. Delivery contributed approximately 51% of total Company sales.
•
Digital sales reached $2.8 billion, with digital ordering accounting for approximately 95% of total Company sales.
•
Total KFC and Pizza Hut membership exceeded 575 million, up 13% YoY. Member sales accounted for approximately 57% of KFC and Pizza Hut’s system sales in aggregate.

CEO Comments

Joey Wat, CEO of Yum China, commented, “We delivered another solid quarter in a dynamic market – accelerating store openings, achieving positive same‑store sales growth, and expanding margins. Delivering across all three dimensions was no easy task. It reflected the effectiveness of our dual focus on innovation and operational efficiency. KFC grew at its fastest store‑opening pace year‑to‑date, while Pizza Hut has accelerated expansion, surpassing the 4,000‑store milestone in the quarter. Our flexible store formats, together with our franchise strategy, enable faster market entry with lower investment.”

Wat continued, “We are driving strong growth in our hero products while expanding into new growth drivers. At KFC, we expanded our wing lineup with Crackling Golden Chicken Wings, complementing our flagship New Orleans Roasted Wings and Hot Wings, cementing wings as one of our hero categories. During the promotion, sales of the new wings surged, matching the popularity of our flagship roasted wings. At Pizza Hut, our new hand‑crafted thin‑crust pizza earned rave reviews, drove promising repeat purchases and quickly became our best‑selling crust.”

Wat concluded, “On the front end, our multi-brand portfolio, diverse store modules and offerings cater to a wide range of customer segments and occasions. On the back end, we are fostering even greater synergies by sharing and consolidating resources in and across stores and regions to enhance efficiency. KCOFFEE cafes now exceed 1,800 locations, well above our initial plan. KPRO, focused on energy bowls and superfood smoothies, has grown to over 100 locations in higher-tier cities. By sharing in-store resources and KFC membership programs, we scaled these modules quickly and delivered incremental sales and profit. Building on our core competencies, our established RGM (“Resilience, Growth and Moat”) strategy and the steadfast execution of our teams, we are confident in our growth potential and look forward to sharing more at our upcoming investor day.”

Key Financial Results

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
System Sales Growth (1) (%)	4	4	NM	NM	4	5	NM	NM
Same-Store Sales Growth (1) (%)	1	(3)	NM	NM	1	(3)	NM	NM
Operating Profit ($mn)	400	371	+8	+8	1,103	1,011	+9	+9
Adjusted Operating Profit (2) ($mn)	400	371	+8	+8	1,103	1,011	+9	+9
Core Operating Profit (2) (3) ($mn)	399	371	NM	+8	1,107	1,011	NM	+9
OP Margin (4) (%)	12.5	12.1	+0.4	+0.4	12.3	11.6	+0.7	+0.7
Core OP Margin (2) (5) (%)	12.5	12.1	NM	+0.4	12.3	11.6	NM	+0.7
Net Income ($mn)	282	297	(5)	(5)	789	796	(1)	(1)
Adjusted Net Income (2) ($mn)	282	297	(5)	(5)	789	796	(1)	(1)
Diluted Earnings Per Common Share ($)	0.76	0.77	(1)	(1)	2.11	2.03	+4	+4
Adjusted Diluted Earnings Per Common Share (2) ($)	0.76	0.77	(1)	(1)	2.11	2.03	+4	+4

1 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

2 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

3 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

4 OP margin refers to operating profit as a percentage of total revenues.

5 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return a total of $3 billion to shareholders in 2025 through 2026, in addition to the $1.5 billion delivered to shareholders in 2024. The average annual amount of capital return over the three years is around 9% of our market capitalization as of November 3, 2025.
•
In the first nine months of 2025, the Company returned $950 million in capital to shareholders through $682 million in share repurchases and $268 million in cash dividends. The Company expects to return a total of approximately $1.5 billion to shareholders in 2025.
•
As of September 30, 2025, approximately $610 million remained available for future share repurchases under the current authorization program.
•
The Board declared a cash dividend of $0.24 per share on Yum China’s common stock, payable on December 23, 2025 to shareholders of record as of the close of business on December 2, 2025.

KFC

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	12,640	11,283	+12	NM	12,640	11,283	+12	NM
System Sales Growth (%)	5	6	NM	NM	5	6	NM	NM
Same-Store Sales Growth (%)	2	(2)	NM	NM	1	(2)	NM	NM
Total Revenues ($mn)	2,404	2,311	+4	+4	6,746	6,555	+3	+3
Operating Profit ($mn)	384	364	+6	+6	1,062	1,000	+6	+7
Core Operating Profit ($mn)	383	364	NM	+6	1,065	1,000	NM	+7
OP Margin (%)	16.0	15.7	+0.3	+0.3	15.8	15.2	+0.6	+0.6
Restaurant Margin (%)	18.5	18.3	+0.2	+0.2	18.4	18.0	+0.4	+0.4
•
System sales for KFC grew 5% YoY. Same-store sales increased 2% YoY, and same-store transactions grew 3% YoY. Ticket average was 1% lower YoY, driven mainly by the rapid growth of smaller orders.
•
Delivery sales grew 33% YoY, contributing approximately 51% of KFC’s Company sales.
•
KFC opened a third-quarter record of 402 net new stores, with 163 net new stores opened by franchisees, accounting for 41%. KFC opened 992 net new stores year-to-date, bringing the total store count to 12,640 as of September 30, 2025.

•
Operating profit grew 6% YoY to $384 million, a record level for the third quarter. Core operating profit increased 6% YoY.
•
OP margin was 16.0%, an increase of 30 basis points YoY.
•
Restaurant margin was 18.5%, expanding 20 basis points YoY, primarily due to streamlined operations and favorable commodity prices, partially offset by the impact of higher rider cost due to the increased delivery mix and increased value-for-money offerings.

Pizza Hut

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	4,022	3,606	+12	NM	4,022	3,606	+12	NM
System Sales Growth (%)	4	2	NM	NM	3	2	NM	NM
Same-Store Sales Growth (%)	1	(6)	NM	NM	1	(6)	NM	NM
Total Revenues ($mn)	635	615	+3	+3	1,784	1,750	+2	+2
Operating Profit ($mn)	57	52	+7	+7	163	139	+16	+17
Core Operating Profit ($mn)	57	52	NM	+7	164	139	NM	+17
OP Margin (%)	8.9	8.6	+0.3	+0.3	9.1	8.0	+1.1	+1.1
Restaurant Margin (%)	13.4	12.8	+0.6	+0.6	13.7	12.8	+0.9	+0.9
•
System sales for Pizza Hut grew 4% YoY. Same-store sales increased 1% YoY. Same-store transactions grew 17% YoY, the eleventh consecutive quarter of growth. Ticket average was 13% lower YoY, consistent with our strategy and driven mainly by better value-for-money.
•
Pizza Hut opened a record 158 net new stores during the quarter, with 45 net new stores opened by franchisees, accounting for 28%. Pizza Hut opened 298 net new stores year-to-date, bringing the total store count to 4,022 as of September 30, 2025.
•
Delivery sales grew 27% YoY, contributing approximately 48% of Pizza Hut’s Company sales.
•
Operating profit grew 7% YoY to $57 million. Core operating profit increased 7% YoY.
•
OP margin was 8.9%, an increase of 30 basis points YoY.
•
Restaurant margin was 13.4%, expanding 60 basis points YoY, primarily due to favorable commodity prices, streamlined operations and automation, partially offset by the impact of increased value-for-money offerings and increased cost associated with higher delivery sales mix.

Outlook

•
The Company targets:
o
Approximately 1,600 to 1,800 net new stores in 2025.
o
The franchise mix of net new stores to reach 40-50% for KFC and 20-30% for Pizza Hut in 2025, ahead of schedule and to moderately increase the mix within the guided range over the next few years.
o
Capital expenditures in the range of approximately $600 million to $700 million for the 2025 fiscal year.
•
The Company plans to return $3 billion to shareholders in 2025 through 2026, in addition to the $1.5 billion it delivered to shareholders in 2024.

Other Company Updates

•
Yum China will host an investor day on November 17, 2025 in Shenzhen, China. A live webcast, replay, and presentation slides will be available on the Company’s website at http://ir.yumchina.com.
•
Yum China was named to Fortune’s 2025 “Change the World” list, which recognizes companies that create positive social impact through activities that are part of their core business strategy. This year’s recognition highlights KFC China’s Food Bank program and marks the Company’s second appearance on the list, following its One Yuan Donation Program in 2023.
•
Yum China was honored with the Ram Charan Management Practice Award, presented by Harvard Business Review (Chinese Edition) to outstanding Chinese companies. The Company was recognized for its human capital management and transformation initiatives, harnessing AI to enhance operational efficiency and fuel business growth.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Tuesday, November 4, 2025 (8:00 p.m. Beijing/Hong Kong Time on Tuesday, November 4, 2025).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/4vatr2tq.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BI9e7407ad602f441ea518cca00c739e9d

A replay of the webcast will be available two hours after the event and will remain accessible until November 3, 2026. Additionally, earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our projected capital returns for 2025 and 2026 and those set forth under the section titled “Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, franchise mix of net new stores, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, changes in political, economic and regulatory conditions in China, as well as changes in political, business, economic and trade relations between the U.S. and China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 17,000 restaurants under six brands across over 2,500 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com
Media Contact:
Tel: +86 21 2407 3824 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2025	9/30/2024	B/(W)		9/30/2025	9/30/2024	B/(W)
Revenues
Company sales	$2,998	$2,895	4		$8,412	$8,217	2
Franchise fees and income	28	25	11		79	72	10
Revenues from transactions with franchisees	140	116	22		376	319	18
Other revenues	40	35	12		107	100	6
Total revenues	3,206	3,071	4		8,974	8,708	3
Costs and Expenses, Net
Company restaurants
Food and paper	939	918	(2)		2,623	2,611	—
Payroll and employee benefits	785	728	(8)		2,216	2,102	(5)
Occupancy and other operating expenses	755	755	—		2,112	2,126	1
Company restaurant expenses	2,479	2,401	(3)		6,951	6,839	(2)
General and administrative expenses	143	139	(4)		412	412	—
Franchise expenses	11	10	(17)		32	29	(12)
Expenses for transactions with franchisees	134	110	(21)		361	306	(18)
Other operating costs and expenses	35	32	(11)		94	90	(4)
Closures and impairment expenses, net	4	8	55		22	22	4
Other income, net	—	—	NM		(1)	(1)	135
Total costs and expenses, net	2,806	2,700	(4)		7,871	7,697	(2)
Operating Profit	400	371	8		1,103	1,011	9
Interest income, net	23	31	(27)		74	100	(26)
Investment (loss) gain	(10)	34	NM		(25)	50	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	413	436	(5)		1,152	1,161	(1)
Income tax provision	(114)	(119)	4		(313)	(309)	(1)
Equity in net earnings (losses) from equity method investments	6	2	199		12	2	540
Net income – including noncontrolling interests	305	319	(4)		851	854	(1)
Net income – noncontrolling interests	23	22	(4)		62	58	(6)
Net Income – Yum China Holdings, Inc.	$282	$297	(5)		$789	$796	(1)
Effective tax rate	27.6%	27.3%	(0.3)	ppts.	27.2%	26.6%	(0.6)	ppts.

Basic Earnings Per Common Share	$0.76	$0.77			$2.12	$2.04
Weighted-average shares outstanding (in millions)	368	384			372	391

Diluted Earnings Per Common Share	$0.76	$0.77			$2.11	$2.03
Weighted-average shares outstanding (in millions)	369	385			374	393

OP margin	12.5%	12.1%	0.4	ppts.	12.3%	11.6%	0.7	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.3	31.7	0.4	ppts.	31.2	31.8	0.6	ppts.
Payroll and employee benefits	26.2	25.1	(1.1)	ppts.	26.3	25.6	(0.7)	ppts.
Occupancy and other operating expenses	25.2	26.2	1.0	ppts.	25.1	25.8	0.7	ppts.
Restaurant margin	17.3%	17.0%	0.3	ppts.	17.4%	16.8%	0.6	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2025	9/30/2024	B/(W)		9/30/2025	9/30/2024	B/(W)
Revenues
Company sales	$2,363	$2,276	4		$6,630	$6,452	3
Franchise fees and income	22	19	17		62	53	15
Revenues from transactions with franchisees	18	15	25		51	41	26
Other revenues	1	1	(35)		3	9	(68)
Total revenues	2,404	2,311	4		6,746	6,555	3
Costs and Expenses, Net
Company restaurants
Food and paper	725	713	(2)		2,041	2,033	—
Payroll and employee benefits	616	558	(10)		1,726	1,613	(7)
Occupancy and other operating expenses	586	588	—		1,641	1,647	—
Company restaurant expenses	1,927	1,859	(4)		5,408	5,293	(2)
General and administrative expenses	66	62	(6)		186	183	(2)
Franchise expenses	9	8	(16)		28	25	(11)
Expenses for transactions with franchisees	15	13	(20)		44	36	(26)
Other operating costs and expenses	1	1	6		3	7	64
Closures and impairment expenses, net	2	4	54		15	11	(23)
Total costs and expenses, net	2,020	1,947	(4)		5,684	5,555	(2)
Operating Profit	$384	$364	6		$1,062	$1,000	6
OP margin	16.0%	15.7%	0.3	ppts.	15.8%	15.2%	0.6	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.7	31.3	0.6	ppts.	30.8	31.5	0.7	ppts.
Payroll and employee benefits	26.1	24.5	(1.6)	ppts.	26.0	25.0	(1.0)	ppts.
Occupancy and other operating expenses	24.7	25.9	1.2	ppts.	24.8	25.5	0.7	ppts.
Restaurant margin	18.5%	18.3%	0.2	ppts.	18.4%	18.0%	0.4	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2025	9/30/2024	B/(W)		9/30/2025	9/30/2024	B/(W)
Revenues
Company sales	$624	$606	3		$1,753	$1,723	2
Franchise fees and income	3	2	27		7	6	23
Revenues from transactions with franchisees	2	2	40		5	4	50
Other revenues	6	5	12		19	17	10
Total revenues	635	615	3		1,784	1,750	2
Costs and Expenses, Net
Company restaurants
Food and paper	210	202	(4)		573	567	(1)
Payroll and employee benefits	166	167	—		483	479	(1)
Occupancy and other operating expenses	164	160	(2)		456	457	—
Company restaurant expenses	540	529	(2)		1,512	1,503	(1)
General and administrative expenses	27	26	(7)		79	80	1
Franchise expenses	1	1	(17)		3	3	(16)
Expenses for transactions with franchisees	2	1	(23)		5	3	(34)
Other operating costs and expenses	6	5	(15)		17	16	(7)
Closures and impairment expenses, net	2	1	(179)		5	6	14
Total costs and expenses, net	578	563	(3)		1,621	1,611	(1)
Operating Profit	$57	$52	7		$163	$139	16
OP margin	8.9%	8.6%	0.3	ppts.	9.1%	8.0%	1.1	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	33.7	33.2	(0.5)	ppts.	32.7	32.9	0.2	ppts.
Payroll and employee benefits	26.7	27.5	0.8	ppts.	27.6	27.8	0.2	ppts.
Occupancy and other operating expenses	26.2	26.5	0.3	ppts.	26.0	26.5	0.5	ppts.
Restaurant margin	13.4%	12.8%	0.6	ppts.	13.7%	12.8%	0.9	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	9/30/2025	12/31/2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$648	$723
Short-term investments	1,495	1,121
Accounts receivable, net	86	79
Inventories, net	389	405
Prepaid expenses and other current assets	397	366
Total Current Assets	3,015	2,694
Property, plant and equipment, net	2,442	2,407
Operating lease right-of-use assets	2,113	2,146
Goodwill	1,926	1,880
Intangible assets, net	146	144
Long-term bank deposits and notes	596	1,088
Equity investments	379	368
Deferred income tax assets	149	138
Other assets	268	256
Total Assets	11,034	11,121

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,116	2,080
Short-term borrowings	29	127
Income taxes payable	139	76
Total Current Liabilities	2,284	2,283
Non-current operating lease liabilities	1,763	1,816
Non-current finance lease liabilities	49	49
Deferred income tax liabilities	396	389
Other liabilities	156	157
Total Liabilities	4,648	4,694

Redeemable Noncontrolling Interest	—	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 364 million shares and 379 million shares issued at September 30, 2025 and December 31, 2024, respectively; 364 million shares and 378 million shares outstanding at September 30, 2025 and December 31, 2024, respectively.	4	4
Treasury stock	(10)	(52)
Additional paid-in capital	3,887	4,028
Retained earnings	2,050	2,089
Accumulated other comprehensive loss	(239)	(341)
Total Yum China Holdings, Inc. Stockholders' Equity	5,692	5,728
Noncontrolling interests	694	686
Total Equity	6,386	6,414
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,034	$11,121

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	9/30/2025	9/30/2024
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$851	$854
Depreciation and amortization	333	355
Non-cash operating lease cost	299	305
Closures and impairment expenses	22	22
Investment loss (gain)	25	(50)
Equity in net (earnings) losses from equity method investments	(12)	(2)
Distributions of income received from equity method investments	9	7
Deferred income taxes	(10)	(4)
Share-based compensation expense	32	32
Changes in accounts receivable	(5)	(4)
Changes in inventories	25	69
Changes in prepaid expenses, other current assets and value-added tax assets	(19)	3
Changes in accounts payable and other current liabilities	(9)	(83)
Changes in income taxes payable	61	67
Changes in non-current operating lease liabilities	(301)	(303)
Other, net	40	(16)
Net Cash Provided by Operating Activities	1,341	1,252
Cash Flows – Investing Activities
Capital spending	(385)	(523)
Purchases of short-term investments, long-term bank deposits and notes	(6,162)	(3,330)
Maturities of short-term investments, long-term bank deposits and notes	6,245	3,821
Acquisition of equity investment	(14)	—
Other, net	—	4
Net Cash Used in Investing Activities	(316)	(28)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	29	307
Repayment of short-term borrowings	(129)	(167)
Repurchase of shares of common stock	(692)	(1,057)
Cash dividends paid on common stock	(268)	(187)
Dividends paid to noncontrolling interests	(31)	(36)
Acquisition of noncontrolling interests	(8)	—
Other, net	(8)	(19)
Net Cash Used in Financing Activities	(1,107)	(1,159)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	7	—
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(75)	65
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	723	1,128
Cash, Cash Equivalents, and Restricted Cash - End of Period	$648	$1,193

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2024	New Builds	Closures	Refranchised	9/30/2025
Company-owned	10,187	848	(258)	(2)	10,775
Franchisees	1,461	434	(32)	2	1,865
Total	11,648	1,282	(290)	—	12,640

Pizza Hut

	12/31/2024	New Builds	Closures	Refranchised	9/30/2025
Company-owned	3,525	377	(159)	(1)	3,742
Franchisees	199	89	(9)	1	280
Total	3,724	466	(168)	—	4,022

Others

	12/31/2024	New Builds	Closures	9/30/2025
Company-owned	175	20	(30)	165
Franchisees	848	63	(224)	687
Total	1,023	83	(254)	852

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$400	$371	$1,103	$1,011
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	$400	$371	$1,103	$1,011
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$282	$297	$789	$796
Special Items, Net Income –Yum China Holdings, Inc.	—	—	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$282	$297	$789	$796
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.76	$0.77	$2.12	$2.04
Special Items, Basic Earnings Per Common Share	—	—	—	—
Adjusted Basic Earnings Per Common Share	$0.76	$0.77	$2.12	$2.04
Diluted Earnings Per Common Share	$0.76	$0.77	$2.11	$2.03
Special Items, Diluted Earnings Per Common Share	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.76	$0.77	$2.11	$2.03
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.6%	27.3%	27.2%	26.6%
Impact on effective tax rate as a result of Special Items	—	—	—	—
Adjusted effective tax rate	27.6%	27.3%	27.2%	26.6%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024

Net Income – Yum China Holdings, Inc.	$282	$297	$789	$796
Net income – noncontrolling interests	23	22	62	58
Equity in net (earnings) losses from equity method investments	(6)	(2)	(12)	(2)
Income tax provision	114	119	313	309
Interest income, net	(23)	(31)	(74)	(100)
Investment loss (gain)	10	(34)	25	(50)
Operating Profit	400	371	1,103	1,011
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	400	371	1,103	1,011
Depreciation and amortization	114	120	333	355
Store impairment charges	6	10	25	29
Adjusted EBITDA	$520	$501	$1,461	$1,395

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	9/30/2025	9/30/2024	B/(W)		9/30/2025	9/30/2024	B/(W)

Operating Profit	$400	$371	8		$1,103	$1,011	9
Special Items, Operating Profit	—	—			—	—
Adjusted Operating Profit	$400	$371	8		$1,103	$1,011	9
Items Affecting Comparability	—	—			—	—
F/X impact	(1)	—			4	—
Core Operating Profit	$399	$371	8		$1,107	$1,011	9
Total revenues	3,206	3,071	4		8,974	8,708	3
F/X impact	(3)	—			28	—
Total revenues, excluding the impact of F/X	$3,203	$3,071	4		$9,002	$8,708	3
Core OP margin	12.5%	12.1%	0.4	ppts.	12.3%	11.6%	0.7	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,363	$624	$11	$—	$—	$2,998
Franchise fees and income	22	3	3	—	—	28
Revenues from transactions with franchisees(2)	18	2	23	97	—	140
Other revenues	1	6	235	18	(220)	40
Total revenues	$2,404	$635	$272	$115	$(220)	$3,206
Company restaurant expenses	1,927	540	12	—	—	2,479
General and administrative expenses	66	27	7	43	—	143
Franchise expenses	9	1	1	—	—	11
Expenses for transactions with franchisees(2)	15	2	21	96	—	134
Other operating costs and expenses	1	6	230	18	(220)	35
Closures and impairment expenses, net	2	2	—	—	—	4
Total costs and expenses, net	2,020	578	271	157	(220)	2,806
Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Less:
Franchise fees and income	22	3	3	—	—	28
Revenues from transactions with franchisees(2)	18	2	23	97	—	140
Other revenues	1	6	235	18	(220)	40
Add:
General and administrative expenses	66	27	7	43	—	143
Franchise expenses	9	1	1	—	—	11
Expenses for transactions with franchisees(2)	15	2	21	96	—	134
Other operating costs and expenses	1	6	230	18	(220)	35
Closures and impairment expenses, net	2	2	—	—	—	4
Restaurant profit (loss)	$436	$84	$(1)	$—	$—	$519
Company sales	2,363	624	11	—	—	2,998
Restaurant margin	18.5%	13.4%	(8.2)%	N/A	N/A	17.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(1)	—	—	—	—	(1)
Core Operating Profit (Loss)	$383	$57	$1	$(42)	$—	$399

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,276	$606	$13	$—	$—	$2,895
Franchise fees and income	19	2	4	—	—	25
Revenues from transactions with franchisees(2)	15	2	19	80	—	116
Other revenues	1	5	176	17	(164)	35
Total revenues	$2,311	$615	$212	$97	$(164)	$3,071
Company restaurant expenses	1,859	529	14	—	(1)	2,401
General and administrative expenses	62	26	9	42	—	139
Franchise expenses	8	1	1	—	—	10
Expenses for transactions with franchisees(2)	13	1	17	79	—	110
Other operating costs and expenses	1	5	172	17	(163)	32
Closures and impairment expenses, net	4	1	3	—	—	8
Total costs and expenses, net	1,947	563	216	138	(164)	2,700
Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
Less:
Franchise fees and income	19	2	4	—	—	25
Revenues from transactions with franchisees(2)	15	2	19	80	—	116
Other revenues	1	5	176	17	(164)	35
Add:
General and administrative expenses	62	26	9	42	—	139
Franchise expenses	8	1	1	—	—	10
Expenses for transactions with franchisees(2)	13	1	17	79	—	110
Other operating costs and expenses	1	5	172	17	(163)	32
Closures and impairment expenses, net	4	1	3	—	—	8
Restaurant profit (loss)	$417	$77	$(1)	$—	$1	$494
Company sales	2,276	606	13	—	—	2,895
Restaurant margin	18.3%	12.8%	(13.2)%	N/A	N/A	17.0%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$364	$52	$(4)	$(41)	$—	$371

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$6,630	$1,753	$29	$—	$—	$8,412
Franchise fees and income	62	7	10	—	—	79
Revenues from transactions with franchisees(2)	51	5	59	261	—	376
Other revenues	3	19	577	52	(544)	107
Total revenues	$6,746	$1,784	$675	$313	$(544)	$8,974
Company restaurant expenses	5,408	1,512	32	—	(1)	6,951
General and administrative expenses	186	79	23	124	—	412
Franchise expenses	28	3	1	—	—	32
Expenses for transactions with franchisees(2)	44	5	54	258	—	361
Other operating costs and expenses	3	17	565	52	(543)	94
Closures and impairment expenses, net	15	5	2	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	5,684	1,621	677	433	(544)	7,871
Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Less:
Franchise fees and income	62	7	10	—	—	79
Revenues from transactions with franchisees(2)	51	5	59	261	—	376
Other revenues	3	19	577	52	(544)	107
Add:
General and administrative expenses	186	79	23	124	—	412
Franchise expenses	28	3	1	—	—	32
Expenses for transactions with franchisees(2)	44	5	54	258	—	361
Other operating costs and expenses	3	17	565	52	(543)	94
Closures and impairment expenses, net	15	5	2	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,222	$241	$(3)	$—	$1	$1,461
Company sales	6,630	1,753	29	—	—	8,412
Restaurant margin	18.4%	13.7%	(13.0)%	N/A	N/A	17.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	3	1	—	—	—	4
Core Operating Profit (Loss)	$1,065	$164	$(2)	$(120)	$—	$1,107

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$6,452	$1,723	$42	$—	$—	$8,217
Franchise fees and income	53	6	13	—	—	72
Revenues from transactions with franchisees(2)	41	4	55	219	—	319
Other revenues	9	17	484	48	(458)	100
Total revenues	$6,555	$1,750	$594	$267	$(458)	$8,708
Company restaurant expenses	5,293	1,503	45	—	(2)	6,839
General and administrative expenses	183	80	29	120	—	412
Franchise expenses	25	3	1	—	—	29
Expenses for transactions with franchisees(2)	36	3	50	217	—	306
Other operating costs and expenses	7	16	476	47	(456)	90
Closures and impairment expenses, net	11	6	5	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	5,555	1,611	606	383	(458)	7,697
Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
Less:
Franchise fees and income	53	6	13	—	—	72
Revenues from transactions with franchisees(2)	41	4	55	219	—	319
Other revenues	9	17	484	48	(458)	100
Add:
General and administrative expenses	183	80	29	120	—	412
Franchise expenses	25	3	1	—	—	29
Expenses for transactions with franchisees(2)	36	3	50	217	—	306
Other operating costs and expenses	7	16	476	47	(456)	90
Closures and impairment expenses, net	11	6	5	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,159	$220	$(3)	$—	$2	$1,378
Company sales	6,452	1,723	42	—	—	8,217
Restaurant margin	18.0%	12.8%	(11.8)%	N/A	N/A	16.8%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$1,000	$139	$(12)	$(116)	$—	$1,011

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.